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                                                                    EXHIBIT 99.3

                                  AZURIX CORP.
                        LETTER TO REGISTERED HOLDERS AND
                   DEPOSITORY TRUST COMPANY, EUROCLEAR SYSTEM
                      AND CLEARSTREAM BANKING PARTICIPANTS
                                      FOR
                           TENDER OF ALL OUTSTANDING

   10 3/8% SERIES A SENIOR         10 3/8% SERIES A SENIOR         10 3/4% SERIES A SENIOR
   DOLLAR NOTES DUE 2007 IN      STERLING NOTES DUE 2007 IN       DOLLAR NOTES DUE 2010 IN
  EXCHANGE FOR 10 3/8% SERIES   EXCHANGE FOR 10 3/8% SERIES B   EXCHANGE FOR 10 3/4% SERIES B
   B SENIOR DOLLAR NOTES DUE      SENIOR STERLING NOTES DUE     SENIOR DOLLAR NOTES DUE 2010
             2007                           2007


     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 29, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE").



     ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS PREVIOUSLY ACCEPTED FOR EXCHANGE.


     To Registered Holders and Depository Trust Company Euroclear System and ClearStream Banking Participants:


     We are enclosing herewith the material listed below relating to the offer by Azurix Corp., a Delaware corporation (the "Company"), to exchange its 10 3/8% Series B Senior Dollar Notes due 2007, its 10 3/8% Series B Senior Sterling Notes due 2007, and its 10 3/4% Series B Senior Dollar Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10 3/8% Series A Senior Dollar Notes due 2007, 10 3/8% Series A Senior Sterling Notes due 2007 and 10 3/4% Series A Senior Dollar Notes due 2010 (the "Original Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated August 30, 2000, and the related Letter of Transmittal (which together constitute the "Exchange Offer").


     Enclosed herewith are copies of the following documents:


     1. Prospectus dated August 30, 2000;


     2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

     3. Notice of Guaranteed Delivery;

     4. Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee; and

     5. Letter which may be sent from your clients to you with such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.


     The Exchange Offer consists of three separate offers, each independent of the others, and none of them is conditioned upon any minimum number of Original Notes being tendered.


     Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Company that (i) the Exchange Notes acquired in exchange for Original Notes pursuant to the Exchange Offer are being
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acquired in the ordinary course of business of the person receiving such
Exchange Notes, whether or not the undersigned, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the undersigned does not have any arrangement or understanding with any person to participate in the distribution of Exchange Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.


     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

                                          AZURIX CORP.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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